Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Pacific Magtron International, Corp.
1600 California Circle
Milpitas California 95035

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 2001 relating to the consolidated financial statements and schedule of Pacific Magtron International, Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
San Francisco, California
February 14, 2002